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                                EXHIBIT 23 (H)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Southern Banking Corporation:



We Consent to the use of our report dated January 26, 1996 on the consolidated financial statements of Southern Banking Corporation and subsidiary as of and for the year ended December 31, 1995 in the Joint Proxy Statement and us of The Colonial BancGroup Inc. and Southern Banking Corporation.



/s/ /KPMG Peat Marwick LLP


Orlando, Florida
May 24, 1996